UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 22, 2018

ZILLOW GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)
(206) 470-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01	Other Events.
As previously disclosed, the Consumer Financial Protection Bureau (“Bureau”) issued Zillow Group, Inc. (the “Company”) a Notice and Opportunity to Respond and Advise (“NORA”) letter in February 2017. The NORA letter notified the Company that the CFPB’s Office of Enforcement was considering whether to recommend that the Bureau take legal action against the Company, alleging that it violated Section 8 of the Real Estate Settlement Procedures Act (“RESPA”) and Section 1036 of the Consumer Financial Protection Act (“CFPA”). The Company responded to the NORA letter in March 2017 and thereafter engaged in discussions with the Bureau. On June 22, 2018, the Company received a letter from the Bureau stating that it had completed its investigation, that it did not intend to take enforcement action, and that the Company was relieved from the document-retention obligations required by the Bureau’s investigation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2018	ZILLOW GROUP, INC.

	By:	/s/ JENNIFER ROCK
	Name:	Jennifer Rock
	Title:	Interim Chief Financial Officer and Interim Chief Accounting Officer